Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

VerifyMe, Inc.
Washington, D.C.

We consent to the incorporation by reference of our report, dated March 30, 2016, relating to the consolidated financial statements, which appear in this Form 10-K of LaserLock Technologies, Inc.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania
March 30, 2016